AMENDMENT TO
SUBADVISORY AGREEMENT

This Amendment, dated as of May 13, 2020, is to each Subadvisory Agreement, as amended and/or restated to date (each, an “Agreement”), by and between each Investment Manager (each, an “Investment Manager”) and corresponding Subadvisor (each, a “Subadvisor”) identified on Schedule A, each a registered investment adviser, with respect to each registered investment company (each, an “Investment Company”), on behalf of itself and, as applicable, its separate series (each, a “Series”) identified opposite the Investment Manager’s name on Schedule A.

WITNESSETH:

WHEREAS, each Investment Manager and corresponding Subadvisor, and each Investment Company, on behalf of itself and, as applicable, each Series, wish to amend the applicable Agreement as provided herein; and

WHEREAS, the Board of Trustees of each Investment Company, including a majority of Trustees who are not interested persons (as defined in the Investment Company Act of 1940, as amended) of each Investment Company, approved the following amendment at a meeting on May 13, 2020.

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree that each Agreement is amended to include a new appropriately numbered paragraph/section, as applicable, at the end of the Agreement as follows:

Where the effect of a requirement of the 1940 Act reflected in any provision of the Agreement is revised by rule, interpretation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, interpretation or order.

[Signature page follows.]

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IN WITNESS WHEREOF, this Amendment has been executed on behalf of each party as of the date set forth above.

Each Investment Manager listed on Schedule A

TEMPLETON ASSET MANAGEMENT LTD.

By: /s/ Manraj Singh Sekhon
Name: Manraj Singh Sekhon
Title:    Co-Chief Executive Officer

TEMPLETON GLOBAL ADVISORS LIMITED

By: /s/ Alan Bartlett
Name: Alan Bartlett
Title:    President

TEMPLETON INVESTMENT COUNSEL, LLC

By: /s/ Antonio Docal
Name: Antonio Docal
Title:    President

Each Subadvisor listed on Schedule A

FRANKLIN ADVISERS, INC.

By: /s/ Edward D. Perks
Name: Edward D. Perks
Title:    President

FRANKLIN TEMPLETON INVESTMENTS CORP.

By: /s/ Duane Green
Name: Duane Green
Title:    Chairman, President & CEO

FRANKLIN TEMPLETON INVESTMENT MANAGEMENT LIMITED

By: /s/ Martyn C. Gilbey
Name: Martyn C. Gilbey
Title:    Chief Executive Officer

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Schedule A

Investment Company and Series	Investment Manager	Subadvisor
Templeton Global Investment Trust
Franklin Templeton SMACS: Series EM	Templeton Asset Management Ltd.	Franklin Templeton Investment Management Limited
Templeton Global Balanced Fund	Templeton Global Advisors Limited	Franklin Advisers, Inc.

Templeton Global Smaller Companies Fund	Templeton Investment Counsel, LLC	Franklin Templeton Investments Corp.

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